                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of Deere & Company, a Delaware corporation, and John Deere Special Technologies Group, Inc., a Delaware corporation, on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to shares of Common Stock, par value $.01 per share, of XATA Corporation, a Minnesota corporation, and that this Joint Filing Agreement be included as an Exhibit to such joint filings. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 8th day of September 2000.

Date:    September 8, 2000

                                           DEERE & COMPANY

                                           By: /s/ Ferdinand F. Korndorf
                                              ---------------------------------
                                              Ferdinand F. Korndorf
                                              President, Worldwide Agricultural
                                                Equipment Division


                                           JOHN DEERE SPECIAL TECHNOLOGIES
                                           GROUP, INC.

                                           By:  /s/ Charles R. Stamp, Jr.
                                              ---------------------------------
                                                Charles R. Stamp, Jr.
                                                President